                            OMNIBUS OPTION AGREEMENT



                                 BY AND BETWEEN


                     ASHFORD HOSPITALITY LIMITED PARTNERSHIP



                                     AND THE



                              GRANTORS NAMED HEREIN



                                  MAY 15, 2003








         IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
ARTICLE I THE OPTION..............................................................................................1

   Section 1.1       Grant of Option..............................................................................1
   Section 1.2       Term and Exercise of Option..................................................................1
   Section 1.3       Purchase Price and Payment...................................................................1

ARTICLE II CONTRACT TO PURCHASE AND CLOSING PROCEDURES............................................................2

   Section 2.1       Purchase and Sale............................................................................2
   Section 2.2       Closing; Condition to Obligations............................................................2
   Section 2.3       Documents to be Delivered at Closing.........................................................3
   Section 2.4       Cessation of Public Offering.................................................................5
   Section 2.5       Closing Costs................................................................................5
   Section 2.6       Further Assurances...........................................................................5

ARTICLE III REPRESENTATIONS, WARRANTIES AND COVENANTS OF GRANTORS.................................................5

   Section 3.1       Title to Properties..........................................................................5
   Section 3.2       Authority....................................................................................6
   Section 3.3       No Other Agreements to Sell..................................................................6
   Section 3.4       No Brokers...................................................................................6
   Section 3.5       Investment Representations and Warranties....................................................6
   Section 3.6       NASD Affiliation.............................................................................8
   Section 3.7       Leases.......................................................................................8
   Section 3.8       No Contracts.................................................................................9
   Section 3.9       Liabilities; Indebtedness....................................................................9
   Section 3.10         Insurance.................................................................................9
   Section 3.11         Personal Property.........................................................................9
   Section 3.12         Claims or Litigation......................................................................9
   Section 3.13         Environmental Conditions..................................................................9
   Section 3.14         Financial Condition of the Properties....................................................11
   Section 3.15         Compliance With Laws.....................................................................12
   Section 3.16         Condemnation and Moratoria...............................................................12
   Section 3.17         Condition of Improvements................................................................12
   Section 3.18         Taxes....................................................................................12
   Section 3.19         Management and Franchise Agreements......................................................13
   Section 3.20         Absence of Certain Changes...............................................................13
   Section 3.21         Consents.................................................................................13
   Section 3.22         Disclosure...............................................................................14
   Section 3.23         Effect of Transactions on Title..........................................................14
   Section 3.24         Access...................................................................................14
   Section 3.25         Notice of Developments...................................................................14
   Section 3.26         Status of Grantor........................................................................14

   Section 3.27         Covenant to Remedy Breaches..............................................................15
   Section 3.28         Compliance with Covenants................................................................15

ARTICLE IV REPRESENTATIONS, WARRANTIES AND COVENANTS OF OPTIONEE.................................................15

   Section 4.1       Authority...................................................................................15
   Section 4.2       No Brokers..................................................................................15
   Section 4.3       Exercise of Options.........................................................................15

ARTICLE V POWER OF ATTORNEY......................................................................................16

   Section 5.1       Grant of Power of Attorney..................................................................16
   Section 5.2       Limitation on Liability.....................................................................17
   Section 5.3       Ratification; Third Party Reliance..........................................................17

ARTICLE VI INDEMNITY OBLIGATIONS.................................................................................18

   Section 6.1       Indemnity...................................................................................18
   Section 6.2       Scope of Indemnity..........................................................................18
   Section 6.3       Notice to Indemnitors.......................................................................19
   Section 6.4       Procedure for Indemnification...............................................................19

ARTICLE VII MISCELLANEOUS........................................................................................19

   Section 7.1       Amendment...................................................................................19
   Section 7.2       Entire Agreement; Counterparts; Applicable Law..............................................19
   Section 7.3       Assignability...............................................................................20
   Section 7.4       Titles......................................................................................20
   Section 7.5       Third Party Beneficiary.....................................................................20
   Section 7.6       Severability................................................................................20
   Section 7.7       Equitable Rights............................................................................20
   Section 7.8       Attorneys' Fees.............................................................................20
   Section 7.9       Notices; Exercise of Grantor's Purchase Option..............................................21
   Section 7.10         Computation of Time......................................................................21
   Section 7.11         Survival.................................................................................21
   Section 7.12         Time of the Essence......................................................................21

                            OMNIBUS OPTION AGREEMENT


         THIS OMNIBUS OPTION AGREEMENT (this "OPTION AGREEMENT") is executed as of this 15th day of May, 2003 by ASHFORD HOSPITALITY LIMITED PARTNERSHIP ("OPTIONEE") and the GRANTORS whose names are set forth in EXHIBIT A hereto (each, a "GRANTOR" and, collectively, the "GRANTORS").

         WHEREAS, each Grantor owns the hotel property as more fully described on EXHIBIT B attached hereto, together with all improvements and personal property located thereon or related thereto (collectively, the "PROPERTY");

         WHEREAS, Optionee desires to acquire from each Grantor, and each Grantor desires to grant to Optionee, an option to purchase on the terms and conditions set forth herein the Property owned by such Grantor;

         WHEREAS, the parties acknowledge that Optionee is considering the purchase of each such Property in connection with the formation of a real estate investment trust which will be an indirect general and a limited partner of Optionee (the "REIT") and a proposed initial public offering of such REIT's shares of common stock ("SHARES").

         NOW, THEREFORE, in consideration of ten dollars ($10.00) paid by Optionee to each Grantor, the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Optionee and Grantors agree as follows:

                                    ARTICLE I

                                   THE OPTION

         SECTION 1.1 GRANT OF OPTION. Each Grantor hereby grants to Optionee an irrevocable option to purchase such Grantor's Property (each such option, a "PURCHASE OPTION") on the terms and conditions hereinafter set forth.

         SECTION 1.2 TERM AND EXERCISE OF OPTION. Each Grantor's Purchase Option may be exercised at any time from and after the date hereof through 5:00 p.m. on the earlier of (i) December 31, 2003 or (ii) the "CESSATION DATE" (as such term is defined in SECTION 2.4 hereof) (the earlier of such dates, the "OPTION TERMINATION DATE"). Each Grantor's Purchase Option can be exercised only by the giving of notice by Optionee to such Grantor. If Optionee does not exercise a Grantor's Purchase Option by the Option Termination Date, such Grantor's Purchase Option shall be deemed terminated and shall be of no further force and effect and such Grantor shall have no further obligations hereunder.

         SECTION 1.3 PURCHASE PRICE AND PAYMENT. The full purchase price (the "PURCHASE PRICE") for each Grantor's Property upon the exercise of such Grantor's Purchase Option shall be an amount of cash (the "CASH AMOUNT") and/or an amount in number of Shares or number of units of limited partnership interest of the Optionee exchangeable for Shares one year after the consummation of the initial public offering of the REIT ("UNITS"), in each case as set forth on EXHIBIT B attached hereto. It is agreed and understood, however, that the purchase price of the Properties (i.e., the number of Shares or Units which may be purchased hereunder) may be lowered by Optionee in its sole discretion without the consent of any Grantor in the event that Optionee determines that, after consummation of the initial public offering of the REIT, the Optionee will not have received sufficient funds to consummate the transactions contemplated to occur in connection with the formation of the REIT.

                                   ARTICLE II

                   CONTRACT TO PURCHASE AND CLOSING PROCEDURES

         SECTION 2.1 PURCHASE AND SALE. Upon Optionee's exercise of a Grantor's Purchase Option, such Grantor shall, subject to SECTION 2.2 hereof, sell, transfer, assign, and convey to Optionee, and Optionee shall purchase and accept from such Grantor, such Grantor's Property, free and clear of all Encumbrances except for the Permitted Encumbrances (as such terms are defined in SECTION 3.1) for such Grantor's Purchase Price, such sale to be closed in accordance with this ARTICLE II.

         SECTION 2.2 CLOSING; CONDITION TO OBLIGATIONS. In connection with or at any time after the exercise by Optionee of a Grantor's Purchase Option, Optionee will specify a closing date, which date will be no later than December 31, 2003, for the initial closing (the "INITIAL CLOSING") of the purchase and sale contemplated by such Grantor's Purchase Option. At or before such Initial Closing, which shall be held at a place and time determined by Optionee in its sole discretion, Optionee and Grantor will execute all closing documents (the "CLOSING DOCUMENTS") required by Optionee in accordance with SECTION 2.3 and deposit the same in escrow with an escrow agent of Optionee's choosing (the "CLOSING AGENT").

         Upon the exercise of a Grantor's Purchase Option, the transactions contemplated by this Option Agreement and by the Closing Documents executed and deposited in connection with such exercise will be consummated only if the closing of the initial public offering of Shares (the "IPO CLOSING") occurs simultaneously with or within fifteen (15) business days after the date of the Initial Closing. If the IPO Closing occurs within such fifteen (15) business day period:

                  (i) Optionee shall, contemporaneously with the IPO Closing, cause to be delivered to the Closing Agent with respect to each Grantor whose Purchase Option has been exercised and who is entitled to receive cash as payment of its Purchase Price, the Cash Amount.

                  (ii) Optionee shall, contemporaneously with the IPO Closing, cause to be delivered to the Closing Agent with respect to each Grantor whose Purchase Option has been exercised and who is entitled to receive Units as payment of its Purchase Price (A) a certificate of the General Partner of Optionee certifying that such Grantor has been or will be effective upon the Final Closing (as hereinafter defined) admitted as a limited partner of Optionee and that Optionee's books and records indicate that such Grantor is the holder of the number of Units which are called for pursuant to the Grantor's Purchase

         Price and (B) if such Units are represented by certificates, a certificate or certificates in the name of such Grantor for the number of Units to which such Grantor is entitled;

                  (iii) Optionee shall, contemporaneously with the IPO Closing, cause to be delivered to the Closing Agent with respect to each Grantor whose Purchase Option has been exercised and who is entitled to receive Shares as payment of its Purchase Price (A) a certificate of the Secretary of the REIT certifying that the Shares issued to such Grantor have been or will be, effective upon the Final Closing, legally and validly issued Shares and that the REIT's books and records indicate that such Grantor is the holder of the number of Shares which are called for pursuant to the Grantor's Purchase Price and (B) a certificate or certificates in the name of such Grantor for the number of Shares to which such Grantor is entitled;

                  (iv) upon receipt of the consideration set forth above, the Closing Agent will release the Closing Documents to Optionee and deliver to Grantor the certificates, if any, representing such Grantor's Units or Shares, as applicable; and

                  (v) the transactions described or otherwise contemplated herein or in the Closing Documents will thereupon be deemed to have been consummated (such consummation, the "FINAL CLOSING").

         Notwithstanding the above, Optionee may, in its sole discretion, elect not to complete the purchase of the Property of any Grantor that identified, in its Assignments delivered pursuant to SECTION 2.3, a breach of or other exception with respect to ARTICLE III hereof or that has otherwise breached this Option Agreement (any such Grantor, a "NON-COMPLYING GRANTOR"), in which case Optionee shall, in lieu of the delivery with respect to such Grantor pursuant to clause (i) or (ii) above, notify the Closing Agent of such election and direct the Closing Agent to return such Grantor's Closing Documents and Ancillary Agreements (as defined below) to such Grantor. The election of Optionee to not purchase the Property of a particular Non-Complying Grantor shall not affect the obligations of any other Grantor hereunder, including any other Non-Complying Grantor.

         If the IPO Closing does not occur within fifteen (15) business days after the date of the Initial Closing, then neither party shall have any obligations under the Closing Documents executed in connection with the related exercise of Grantor's Purchase Options or under any agreements or instruments executed in connection with the transactions contemplated by such exercise (such other agreements or instruments, collectively, "ANCILLARY AGREEMENTS"), the Closing Documents and the Ancillary Agreements shall be deemed null and void ab initio and the Closing Agent will be directed to destroy the Closing Documents and any Ancillary Agreement it holds and return to Optionee the consideration delivered by Optionee to the Closing Agent in accordance with the previous paragraph. This Option Agreement shall thereafter remain in effect and Optionee may thereafter exercise the Grantor's Purchase Options again at any time before the Option Termination Date.

         SECTION 2.3 DOCUMENTS TO BE DELIVERED AT CLOSING. At the Initial Closing, each Grantor which is a party thereto shall, directly or indirectly or through the attorney-in-fact appointed pursuant to ARTICLE V hereof, execute, acknowledge where deemed desirable or necessary by Optionee, and deliver to the Closing Agent, in addition to any other documents mentioned elsewhere herein, the following:

         (a) A special warranty deed and bill of sale and assignment and assumption (collectively, the "ASSIGNMENTS") which shall be in a form satisfactory to Optionee, shall contain a warranty of title that such Grantor owns such Grantor's Property free and clear of all Encumbrances (except the Permitted Encumbrances) and shall reaffirm the accuracy of all representations and warranties and the satisfaction of all covenants made by such Grantor in
ARTICLE III hereof.

         (b) If requested by Optionee, a certified copy of all appropriate corporate resolutions or partnership actions authorizing the execution, delivery and performance by Grantor of this Option Agreement, the Ancillary Agreements, if any, and the Closing Documents.

         (c) If requested by Optionee in the case of any Grantor which is a corporation, partnership, trust or other entity, an opinion from counsel for such Grantor in form and content reasonably acceptable to Optionee substantially to the effect that:

                  (i) such Grantor is a limited partnership, corporation or trust duly organized, validly existing and in good standing under the laws of the state of its organization and, to the knowledge of such counsel, had and has all applicable corporate or partnership power and authority to enter into, delivery and perform this Option Agreement, the Ancillary Agreements, if any, and the Closing Documents;

                  (ii) the execution, delivery and performance of this Option Agreement, the Ancillary Agreements, if any, and the Closing Documents, and the transactions contemplated hereby and thereby, do not and will not constitute a breach or a violation of Grantor's partnership agreement, declaration of trusts, charter or bylaws, if applicable; and

                  (iii) all applicable partnership or corporate action necessary for such Grantor to execute and deliver this Option Agreement, the Ancillary Agreements, if any, and the Closing Documents has been taken and that the same have been validly executed and delivered and are the valid and binding obligations of such Grantor enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors' rights and remedies generally.

         (d) An affidavit establishing an exemption from the withholding requirements of the Foreign Investment in Real Property Tax (FIRPTA), as amended.

         (e) New franchise agreements with Promus Hotels, Inc. as franchisor and Optionee (or its designee) as franchisee, for each of the Properties identified on EXHIBIT B as an "Embassy Suites" hotel and assignments of the existing franchise agreements with Radisson Hotels International, Inc., as franchisor, and Optionee (or its designee) as franchisee, for each of the Properties identified on EXHIBIT B as a "Radisson" hotel.

         (f) Evidence reasonably satisfactory to Optionee that each Property is properly licensed to serve alcoholic beverages, whether by owner license, third party contract, or otherwise, as permitted by applicable law.

         (g) Pledge Agreements, satisfactory to Optionee, by each Grantor for the Units or Shares conveyed to such Grantor to secure the indemnification obligations described in ARTICLE VI for the Indemnification Period (as defined herein).

         (h) Any other documents reasonably necessary to assign, transfer and convey such Grantor's Property and effectuate the transactions contemplated hereby, including filings with any applicable governmental jurisdiction in which the Optionee is required to file its partnership documentation.

         SECTION 2.4 CESSATION OF PUBLIC OFFERING. If at any time Optionee or its underwriter or underwriters determine in good faith to abandon the formation of the REIT or the initial public offering of the Shares (the date of such determination being referred to as the "CESSATION DATE"), Optionee will so advise each Grantor in writing and thereupon all parties hereto will be relieved of all obligations under this Option Agreement, all Ancillary Agreements, and all Closing Documents.

         SECTION 2.5 CLOSING COSTS. Optionee agrees to pay all of the closing costs arising from the sale of the Property of each Grantor pursuant to the exercise by Optionee of such Grantor's Purchase Option, exclusive of any income tax liability incurred by any Grantor in connection therewith), except that the title insurance premiums and any transfer taxes relating to each Property shall be shared equally between Optionee and the applicable Grantor.

         SECTION 2.6 FURTHER ASSURANCES. Each Grantor will, from time to time, execute and deliver to Optionee all such other and further instruments and documents and take or cause to be taken all such other and further action as Optionee may reasonably request in order to effect the transactions contemplated by this Agreement, including instruments or documents deemed necessary or desirable by Optionee to effect and evidence the conveyance of such Grantor's Property in accordance with the terms of this Option Agreement.

                                   ARTICLE III

              REPRESENTATIONS, WARRANTIES AND COVENANTS OF GRANTORS

         As a material inducement to Optionee to enter into this Option Agreement and to consummate the transactions contemplated hereby, each Grantor hereby severally makes to Optionee each of the representations and warranties and covenants set forth in this ARTICLE III. The representations and warranties set forth in this ARTICLE III are true as of the date hereof. As a condition to Optionee's obligation to complete the purchase of such Grantor's Property after the exercise of such Grantor's Purchase Option, such representations and warranties must continue to be true as of the date of the Initial Closing and as of the date of the Final Closing.

         SECTION 3.1 TITLE TO PROPERTIES. Except as otherwise noted on SCHEDULE
3.1 hereto (collectively, the "PERMITTED ENCUMBRANCES"), such Grantor owns beneficially and of record its

Property, free and clear of any claim, lien, pledge, voting agreement, option, charge, security interest, mortgage, deed of trust, encumbrance, rights of assignment, purchase rights or other rights of any nature whatsoever of any third party (collectively, "ENCUMBRANCES"), and has full power and authority to convey its Property free and clear of any Encumbrances (except for the Permitted Encumbrances), its Property and, upon delivery of the Assignments of such Grantor conveying its Property and payment for such Property as herein provided, Optionee (or its designee) will acquire good and valid title thereto, free and clear of all Encumbrances except for the Permitted Encumbrances.

         SECTION 3.2 AUTHORITY. Each Grantor has full right, authority, power and capacity to: (i) enter into this Option Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of such Grantor pursuant to this Option Agreement, including, without limitation, the Ancillary Agreements and the Closing Documents; (ii) carry out the transactions contemplated hereby and thereby; and (iii) transfer, sell and deliver such Grantor's Property to Optionee (or its designee) upon exercise by Optionee of such Grantor's Purchase Option and payment therefor in accordance with this Option Agreement. This Option Agreement and each agreement, document and instrument executed and delivered by or on behalf of such Grantor pursuant to this Option Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of such Grantor, each enforceable in accordance with their respective terms. The execution, delivery and performance of this Option Agreement and each such agreement, document and instrument by or on behalf of such Grantor: (x) does not and will not violate such Grantor's partnership agreement, declaration of trust, charter or bylaws, if applicable; (y) does not and will not violate any foreign, federal, state, local or other laws applicable to such Grantor or require such Grantor to obtain any approval, consent or waiver of, or make any filing with, any person or authority (governmental or otherwise) that has not been obtained or made or which does not remain in effect, except as otherwise provided in SECTION 3.21 below; and (z) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of, any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which such Grantor is a party or by which the property of such Grantor is bound or affected, or result in the creation of any Encumbrance on the Property of such Grantor, except as otherwise provided in SECTION 3.21 below.

         SECTION 3.3 NO OTHER AGREEMENTS TO SELL. Each Grantor represents that it has made no agreement with, and will not enter into any agreement with, and has no obligation (absolute or contingent) to, any other person or firm to sell, transfer or in any way encumber such Grantor's Property or to not sell such Grantor's Property, or to enter into any agreement with respect to a sale, transfer or encumbrance of or put or call right with respect to such Grantor's Property.

         SECTION 3.4 NO BROKERS. Each Grantor represents that it has not entered into, and covenants that it will not enter into, any agreement, arrangement or understanding with any person or firm which will result in the obligation of Optionee to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

         SECTION 3.5 INVESTMENT REPRESENTATIONS AND WARRANTIES.

         (a) Each Grantor will be acquiring the Shares or the Units, as applicable, to be received by him for his own account and not with the view to the sale or distribution of the same or any part thereof in violation of the Securities Act of 1933, as amended (the "ACT").

         (b) Each Grantor understands that the Shares or the Units (or Shares issued upon exchange of the Units) to be issued to the Grantor will not be registered under the Act, or the securities laws of any state ("BLUE SKY LAWS") by reason of a specific exemption or exemptions from registration under the Act and applicable Blue Sky Laws and that the REIT's and the Optionee's reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of Grantor.

         (c) Each Grantor understands that, for the reasons set forth in paragraph (b) above the Shares or Units (or Shares issued upon exchange of the Units) may not be offered, sold, transferred, pledged, or otherwise disposed of by Grantor except (i) pursuant to an effective registration statement under the Act and any applicable Blue Sky Laws, (ii) pursuant to a no-action letter issued by the Securities and Exchange Commission to the effect that a proposed transfer of the Shares or Units (or Shares issued upon exchange of the Units) may be made without registration under the Act, together with either registration or an exemption under applicable Blue Sky Laws, or (iii) upon the Optionee or the REIT, as the case may be, receiving an opinion of counsel knowledgeable in securities law matters and reasonably acceptable to the Optionee or the REIT, as the case may be, to the effect that the proposed transfer is exempt from the registration requirements of the Act and any applicable Blue Sky Laws, and that, accordingly, Grantor must bear the economic risk of an investment in the Shares or Units (and Shares issued upon exchange of the Units) for an indefinite period of time.

         (d) Each Grantor is an "accredited investor" within the meaning of Rule 501(a) promulgated under the Act.

         (e) Each Grantor understands that an investment in the Optionee and the REIT involves substantial risks. Each Grantor has had the opportunity to review all documents and information which it has requested concerning its investment in the Optionee and the REIT and to ask questions of the proposed management of the Optionee and the REIT, which questions were answered to its satisfaction.

         (f) Each Grantor understands that the Shares or Units (and any Shares issued upon exchange of the Units) will bear a legend substantially to the effect of the following:

         The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "ACT"), or the securities laws of any state. The securities may not be offered, sold, transferred, pledged or otherwise disposed of without an effective registration statement under the Act and under any applicable state securities laws, receipt of a no-action letter issued by the Securities and Exchange Commission (together with either registration or an exemption under applicable state securities laws) or an opinion of counsel acceptable to the Optionee that the proposed transaction will be exempt from registration under the Act and applicable state securities laws;

and that the Optionee or the REIT, as the case may be, reserve the right to place a stop order against the transfer of the Shares or the Units (and any Shares issued upon exchange of the Units), and to refuse to effect any transfers thereof, in the absence of satisfying the conditions contained in the foregoing legend.

         (g) The address set forth under such Grantor's name in EXHIBIT A is the address of the Grantor's principal residence or principal place of business, and such Grantor has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which such principal residence or principal place of business is sited.

         (h) Each Grantor acknowledges and agrees that any Units or Shares issued to it at Final Closing must be held by Grantor for the Indemnification Period (defined in SECTION 6.2(c) below) and, during such period, may not be assigned, pledged, sold or otherwise transferred in whole or in part or subjected to any Encumbrance other than the grant of a pledge in favor of Optionee. Any successor or assignee, after the Indemnification Period, of Grantor with respect to the Units or Shares will take the Units or Shares subject to the registration rights and lock-up agreement referred in SECTION 5.1 and/or the partnership agreement of Optionee, as applicable.

         SECTION 3.6 NASD AFFILIATION. Each Grantor represents severally that neither it nor any affiliate of such Grantor is a member or person affiliated with a member of the National Association of Securities Dealers, Inc. ("NASD"). Each Grantor further represents severally that neither it nor any affiliate of such Grantor owns any stock or other securities of any NASD member not purchased in the open market, or has made any outstanding subordinated loans to an NASD member. (A company or natural person is presumed to control a member of the NASD and is therefore presumed to constitute an affiliate of such a member if the company or person is the beneficial owner of 10% or more of the outstanding securities of a member which is a corporation. Additionally, a natural person is presumed to control a member of the NASD and is therefore presumed to constitute an affiliate of such a member if such person has the power to direct or cause the direction of the management or policies of such member.)

         SECTION 3.7 LEASES. The leases identified on SCHEDULE 3.7 attached hereto is a true, correct and complete schedule of all ground leases, restaurant leases, subleases and other rights of occupancy in effect with respect to each of such Grantor's Property (collectively, the "LEASES"). Except as set forth on
SCHEDULE 3.7, there are no other leases, subleases, tenancies or other rights of occupancy in effect with respect to such Grantor's Property. True, correct and complete copies of the Leases, together with all amendments and supplements thereto and all other documents and correspondence relating thereto, have been delivered or made available to Optionee and its agents and underwriters. Except as set forth on SCHEDULE 3.7, all such Leases are valid and enforceable and presently in full force and effect, and none of the Leases have been assigned and all brokerage commissions, if any, payable under any of the Leases have been paid or will be paid by Grantor prior to the IPO Closing. Neither Grantor nor, to the best knowledge of Grantor, any lessee under any Lease, is in default under such Lease, and Grantor does not know of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under such Leases, except such defaults that would not have a material adverse effect on the condition, financial or otherwise or on the earnings, business affairs or business prospects of such Grantor's Property. No tenant under any of the Leases has an option or right of first refusal to purchase the premises demised under such Leases. The consummation of the transactions contemplated by this Agreement will not give rise to any breach, default or event of default under any of the Leases. Each of the Leases is assignable by such Grantor and none of the Leases requires the consent or approval of any party in connection with the transactions contemplated by this Agreement.

         SECTION 3.8 NO CONTRACTS. No agreements, undertakings or contracts affecting such Grantor's Property, written or oral, will be in existence as of the IPO Closing, except as set forth on SCHEDULE 3.8 attached hereto. With respect to any such contracts set forth on SCHEDULE 3.8, each such contract is valid and binding on the Grantor and is in full force and effect in all material respects and is freely assignable by the Grantor to Optionee without the consent or approval of any other party or parties to such contract, except as set forth on SCHEDULE 3.8. To the best knowledge of Grantor, no party to any such contract has breached or defaulted under the terms of such contract, except for such breaches or defaults that would not have a material adverse effect on the business or operations of such Grantor's Property.

         SECTION 3.9 LIABILITIES; INDEBTEDNESS. Except as set forth on SCHEDULE 3.9, Grantor has not incurred any indebtedness related to such Grantor's Property except in each instance for trade payables and other customary and ordinary expenses in the ordinary course of business that will be paid and discharged in full by Grantor as of the IPO Closing.

         SECTION 3.10 INSURANCE. The Grantor currently maintains or causes to be maintained all of the public liability, casualty and other insurance coverage with respect to such Grantor's Property as set forth on SCHEDULE 3.10 attached hereto. All such insurance coverage shall be maintained in full force and effect through the IPO Closing and all premiums due and payable thereunder have been, and shall be, fully paid when due.

         SECTION 3.11 PERSONAL PROPERTY. All equipment, fixtures and personal property located at or on such Grantor's Property shall remain and not be removed prior to the IPO Closing, except for equipment that becomes obsolete or unusable, which may be disposed of or replaced in the ordinary course of business.

         SECTION 3.12 CLAIMS OR LITIGATION. Except as set forth on SCHEDULE 3.12 attached hereto, neither Grantor nor such Grantor's Property is subject to any claim, demand, suit, unfiled lien, proceeding, or litigation of any kind, pending or outstanding, before any court or administrative, governmental or regulatory authority, agency or body, domestic or foreign, or to any order, judgment, injunction or decree of any court, tribunal or other governmental authority, or, to the best knowledge of Grantor, threatened or likely to be made or instituted, which would have a material adverse effect on the business or financial condition of any of Grantor or such Grantor's Property or in any way be binding upon Optionee or its successors or assigns or affect or limit Optionee's or its successors' or assigns' full use and enjoyment of such Grantor's Property or which would limit or restrict in any way any Grantor's rights or abilities to enter into this Agreement and consummate the assignments, transfers, conveyances and any other transaction contemplated hereby.

         SECTION 3.13 ENVIRONMENTAL CONDITIONS.

         (a) As of the date of this Agreement and as of the IPO Closing, and except as set forth in the environmental reports and materials previously delivered to Optionee which are listed on SCHEDULE 3.13 attached hereto (collectively, "ENVIRONMENTAL REPORTS"), such Grantor's Property (which for purposes of this SECTION 3.13 shall include all leased and vacant space, land surface water, groundwater and any and all improvements located on, in or under such Grantor's Property) are now and will be at the IPO Closing, to the best of Grantor's knowledge, free of all contamination which exists as or has arisen from, directly or indirectly:

                  (i) any "hazardous waste," "underground storage tanks." "petroleum," "regulated substance," or "used oil", as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901, et seq.), as amended ("RCRA"), or by any regulations promulgated thereunder;

                  (ii) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601, et seq.), as amended ("CERCLA"), or by any regulations promulgated thereunder (including without limitation asbestos and radon);

                  (iii) any "oil" or other "hazardous substance" as defined by the Oil and Hazardous Substance Control Act of 1976, as amended, or by and regulations promulgated thereunder;

                  (iv) any substance the presence of which on, in or under such Property is prohibited or regulated by any of the laws referred in (i) through (iii) and any other federal, state, or local law, statute, ordinance, regulation or rule of common law pertaining to human health or the environment, or regulating, prohibiting, or otherwise restricting the placement, discharge, release, threatened release, generation, treatment, or disposal upon or into any environmental media of any substance, pollutant, or waste that is now or hereafter classified or considered to be hazardous or toxic to human health or the environment ("ENVIRONMENTAL LAW"); and

                  (v) any other hazardous or toxic chemical, waste, by-product, pollutant, contaminant, compound, product or substance, the generation, storage, disposal, handling, recycling, release (or threatened release), treatment, discharge, or emission of which is regulated, prohibited or limited under any Environmental Law (the foregoing including, without limitation, (A) gasoline, diesel fuel, fuel oil, motor oil, waste oil, and any other petroleum hydrocarbon, including any additive or other by-products associated therewith, (B) asbestos and asbestos-containing materials in any form, (C) polychlorinated biphenyls, (D) any substance the presence of which in real property (x) required reporting or remediation under any Environmental Law, (y) cause a hazard to the health or safety of persons on the property in which such Hazardous .Material is located or on property adjacent thereto or (z) which, if it migrated from the property on which it is located, could constitute a health or safety hazard to persons on adjacent property, (E) radon, and (F) urea formaldehyde foam insulation.

         (b) As of the date of this Agreement and as of the IPO Closing, and except as set forth in the Environmental Reports listed on SCHEDULE 3.13 attached hereto:

                  (i) such Grantor's Property is now and will be at closing free from asbestos and any asbestos containing materials (including without limitation the presence of any asbestos in the insulation or other materials used comprising any part of the improvements);

                  (ii) Grantor has not placed, located, sited or buried any underground storage tanks at such Grantor's Property and to the best knowledge of Grantor, no underground storage tanks are located on, at or under such Grantor's Property;

                  (iii) none of such Grantor's Property appear on any CERCLA, RCRA, Superfund or other similar lists (state or federal) and, to the best knowledge of Grantor, such Grantor's Property is not proposed to be included on any such list;

                  (iv) Grantor has never used any part of such Grantor's Property as a sanitary landfill, waste dump site or for the treatment, storage or disposal of hazardous waste as defined in RCRA and to the best knowledge of Grantor, no part of such Grantor's Property has ever been used as a sanitary landfill, waste dump site or for the treatment, storage or disposal of hazardous waste as defined in RCRA;

                  (v) no notice of violation or other written communication has been received by Grantor or, to the best knowledge of Grantor, any predecessor in title, from a governmental agency or other entity or person, alleging or suggesting any violation of any Environmental Law on or with respect to such Grantor's Property;

                  (vi) neither Grantor nor any of such Grantor's agents, licensees or invitees, nor, to the best knowledge of each, any tenants of such Grantor's Property or any other person or entity, have placed or permitted the placement of any Hazardous Materials in, on, under or over such Grantor's Property in violation of any Environmental Law;

                  (vii) to the best knowledge of Grantor, no other party has placed any Hazardous Material in, on, under or over such Grantor's Property in violation of any Environmental Law; and

                  (viii) such Grantor's Property is not subject to any federal, state or local lien (including any "Superfund" lien), proceedings, claim, liability, or action or, to the best knowledge of Grantor, the threat or likelihood thereof, relating to the clean-up, removal or remediation of any Hazardous Material from such Grantor's Property and Grantor has received any request or information from the United States Environmental Protection Agency or any other public, governmental or quasi-governmental agency or authority with jurisdiction over any Environmental Law.

         SECTION 3.14 FINANCIAL CONDITION OF THE PROPERTIES. The income statements for the Grantor's Property previously provided on behalf of Grantor fairly present in all material respects the results of operations and corresponding income or losses for the Property for each of the three 12-month periods in the three-year period ended December 31, 2002, in accordance with the Uniform System of Accounts for the Lodging Industry (Current Edtion). Except as set forth on SCHEDULE 3.14 attached hereto, there has been no material adverse change since

December 31, 2002 financial or otherwise, in the financial condition of such Grantor's Property as previously represented by Grantor.

         SECTION 3.15 COMPLIANCE WITH LAWS. Grantor possesses and/or on or prior to Final Closing will possess such certificates, authorities or permits issued by the appropriate state or federal agencies or bodies necessary to conduct the business to be conducted by it, and Grantor has not received any written notice or proceedings relating to the revocation or modification or any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of such Grantor's Property. Grantor has not received any written or other notice of any violation of any applicable zoning, building or safety code, rule, regulation or ordinance, or of any employment, environmental, wetlands or other regulatory law, order, regulation or other requirement, including without limitation the Americans With Disabilities Act ("ADA") or any restrictive covenants or other easements, encumbrances or agreements, relating to such Grantor's Property, which remains uncured and would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of such Grantor's Property. Such Grantor's Property has been constructed and its operations materially comply with all applicable laws, ordinances, rules and regulations, and all material approvals regarding zoning, land use, subdivision, environmental and building and construction laws, ordinances, rules and regulations have been obtained, and such approvals will not be invalidated by the consummation of the transactions contemplated by this Agreement, provided, however, such Grantor's Property (including, all improvements) are substantially in compliance with the ADA.

         SECTION 3.16 CONDEMNATION AND MORATORIA. There are (i) no pending or, to the best knowledge of Grantor, threatened condemnation or eminent domain proceedings, or negotiations for purchase in lieu of condemnation, which affect or would affect any portion of such Grantor's Property; (ii) no pending or, to the best knowledge of Grantor, threatened moratoria on utility or public sewer hook-ups or the issuance of permits, licenses or other inspections or approvals necessary in connection with the construction or reconstruction of improvements, including without limitation tenant improvements, which affect or would affect any portion of such Grantor's Property; and (iii) no pending or, to the best knowledge of Grantor, threatened proceeding to change adversely the existing zoning classification as to any portion of such Grantor's Property. No portion of such Grantor's Property is a designated historic property or located within a designated historic area or district, and to the best knowledge of Grantor, there are no graveyards or burial grounds located within any of such Grantor's Property.

         SECTION 3.17 CONDITION OF IMPROVEMENTS. There is no material defect in the condition of (i) such Grantor's Property, (ii) the improvements thereon;
(iii) the roof, foundation, load-bearing walls or other structural elements thereof, or (iv) the mechanical, electrical, plumbing and, safety systems therein, nor any material damage from casualty or other cause, nor any soil condition of any nature that will not support all of the improvements thereon without the need for unusual or new subsurface excavations, fill, footings, caissons or other installations.

         SECTION 3.18 TAXES. Except as set forth on SCHEDULE 3.18 attached hereto, (i) all taxes (including real estate taxes due and owing with respect to the Property) required to be paid by Grantor on or before the date hereof have been paid and all tax or information returns required to be filed on or before the date hereof by or on behalf of Grantor have been filed and all such tax or information returns required to be filed hereafter will be filed on or before the date due in accordance with all applicable laws prior to the incurrence of any penalties or interest thereon and all taxes shown to be due on any returns have been paid or will be paid when due; and (ii) there is no action, suit or proceeding pending against or threatened with respect to Grantor or such Grantor's Property in respect of any tax, nor is any claim for additional tax asserted by any taxing authority. Except as set forth on SCHEDULE 3.18 attached hereto, neither Grantor nor any of its federal, state and local income or franchise tax returns are the subject of any audit or examination by any taxing authority. Except as set forth on
SCHEDULE 3.18 attached hereto, Grantor has not executed or filed with the Internal Revenue Service or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other taxes.

         SECTION 3.19 MANAGEMENT AND FRANCHISE AGREEMENTS. All management agreements (collectively, "MANAGEMENT AGREEMENTS") and all franchise agreements (collectively, "FRANCHISE AGREEMENTS"), relating to each Grantor's Property are described on SCHEDULE 3.19 attached hereto. All Management Agreements and the Franchise Agreements relating to the Properties identified as "Embassy Suites" hotels on EXHIBIT B attached hereto shall be terminated as of Final Closing and thereafter shall be void and of no further force and effect. The Franchise Agreements for the Properties identified as "Radisson" hotels on EXHIBIT B attached hereto will be assigned with the consent of Radisson Hotels International, Inc. to Optionee (or its designee) on or prior to Final Closing.

         SECTION 3.20 ABSENCE OF CERTAIN CHANGES. Since December 31, 2002, except as set forth or referred to on SCHEDULE 3.20, there has not been with respect to Grantor:

         (a) any change in the condition of such Grantor's Property, business or liabilities except normal and usual changes in the ordinary course of business which have not been materially adverse;

         (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting such Grantor's Property;

         (c) any sale, abandonment or other disposition by Grantor of such Grantor's Property, other than in the ordinary course of such Grantor's business;

         (d) any change in the accounting methods or practices with respect to such Grantor's Property or in depreciation or amortization policies theretofore used or adopted;

         (e) any material liability with respect to such Grantor's Property, contingent or otherwise, other than for operating expenses, obligations under executory contracts incurred for fair consideration and taxes accrued with respect to operations during such period, all incurred in the ordinary course of business; or

         (f) any other material change in the business of such Grantor's
Property.

         SECTION 3.21 CONSENTS. Except as disclosed on SCHEDULE 3.21, (i) no consents, approvals, waivers, notifications, acknowledgements or permissions are required in order for

Grantor to fully perform his or its respective obligations under this Agreement or which, if left unobtained at Final Closing and thereafter, would have a material adverse effect on the value, operation, occupation, use or development of such Grantor's Property, and (ii) the execution and delivery of this Agreement by Grantor and the consummation of the transactions contemplated hereby, including without limitation the execution of any Ancillary Agreements, will not require the consent of, or any prior filing with or notice to or payment to, any governmental authority or other Person.

         SECTION 3.22 DISCLOSURE. The representations and warranties contained in this Agreement (including Schedules and Exhibits and documents or instruments delivered in connection herewith) or in any information, statement, certificate or agreement furnished or to be furnished to Optionee by Grantor in connection with the Final Closing pursuant to this Agreement, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements and information contained herein or therein, in light of the circumstances in which they are made, not misleading.

         SECTION 3.23 EFFECT OF TRANSACTIONS ON TITLE. Except as otherwise noted on SCHEDULE 3.1, after giving effect to the transactions contemplated by this Agreement, Optionee will be the fee simple owner of such Grantor's Property, free and clear of any Encumbrances, except for the Permitted Encumbrances.

         SECTION 3.24 ACCESS. From the date hereof through the date of Final Closing, Grantor shall give the Optionee and its respective agents, attorneys and representatives full access to such of its books, records and documents as Optionee may reasonably request; provided, however, that until Final Closing each party shall not disclose and shall cause its agents, attorneys and representatives not to disclose to any third party any confidential data or information secured in connection with the transaction contemplated under this Agreement and, if Final Closing does not occur as herein provided, each party, at its expense, will promptly return to the other parties, all books, records and other documents and papers obtained from such other parties, and all documents derived therefrom, and all copies thereof and shall preserve the confidentiality of any data or information exchanged or secured in connection with the transaction contemplated hereunder.

         SECTION 3.25 NOTICE OF DEVELOPMENTS. From the date hereof through the date of Final Closing, Grantor will give prompt written notice to Optionee of any material development affecting such Grantor's Property and the operations and results of operations related to such Grantor's Property. Each party hereto will give prompt written notice to the other parties of any material development affecting the ability of such party to consummate the transactions contemplated by this Agreement. No disclosure by any party pursuant to this SECTION 3.25, however, shall be deemed to amend or supplement any Schedule or to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

         SECTION 3.26 STATUS OF GRANTOR. Notwithstanding anything contained herein to the contrary, during the Indemnification Period, each Grantor agrees to maintain its legal status as a limited partnership and not dissolve, liquidate or engage in any merger, consolidation or other business combination or allow a substitution or change in its general partner.

         SECTION 3.27 COVENANT TO REMEDY BREACHES. Each Grantor covenants to use all reasonable efforts within its control (i) to prevent the breach of any representation or warranty of such Grantor hereunder, (ii) to satisfy all covenants of such Grantor hereunder and (iii) to promptly cure any breach of a representation, warranty or covenant of such Grantor hereunder upon its learning of same.

         SECTION 3.28 COMPLIANCE WITH COVENANTS. Each Grantor has complied with each covenant in this ARTICLE III in all material respects.

                                   ARTICLE IV

              REPRESENTATIONS, WARRANTIES AND COVENANTS OF OPTIONEE

         As a material inducement to each Grantor to enter into this Option Agreement and to consummate the transactions contemplated hereby, Optionee hereby makes to each Grantor each of the representations and warranties set forth in this ARTICLE IV, which representations and warranties shall be true as of the date hereof, as of the date of the Initial Closing and as of the date of consummation of the Initial Closing:

         SECTION 4.1 AUTHORITY. Optionee has full right, authority, power and capacity: (i) to enter into this Option Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of it pursuant to this Option Agreement; (ii) to carry out the transactions contemplated hereby and thereby; and (iii) to convey Shares or issue Units, as applicable, to each Grantor to the extent called for in such Grantor's Purchase Price and in accordance with the terms of this Option Agreement. This Option Agreement and each agreement, document and instrument executed and delivered by Optionee pursuant to this Option Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of Optionee, each enforceable in accordance with their respective terms. The execution, delivery and performance of this Option Agreement and each such agreement, document and instrument by Optionee: (x) does not and will not violate the partnership agreement of Optionee; (y) does not and will not violate any foreign, federal, state, local or other laws applicable to Optionee or require Optionee to obtain any approval, consent or waiver of, or make any filing with, any person or authority (governmental or otherwise) that has not been obtained or made; and
(z) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of, any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which Optionee is a party or by which the property of Optionee is bound or affected.

         SECTION 4.2 NO BROKERS. Optionee represents that it has not entered into, and covenants that it will not enter into, any agreement, arrangement or understanding with any person or firm which will result in the obligation of any Grantor to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

         SECTION 4.3 EXERCISE OF OPTIONS. If Optionee exercises the Purchase Option of any Grantor hereunder, it will exercise the Purchase Options of all Grantors hereunder, but this covenant shall in no way affect Optionee's right, pursuant to SECTION 2.2, to elect not to complete the purchase from a Non-Complying Grantor.

                                    ARTICLE V

                                POWER OF ATTORNEY

         SECTION 5.1 GRANT OF POWER OF ATTORNEY. Each Grantor does hereby irrevocably appoint David A. Brooks and David J. Kimichik and Optionee, and each of them individually and any successor thereof from time to time (such persons or Optionee or any such successor of any of them acting in his, her or its capacity as attorney-in-fact pursuant hereto, the "ATTORNEY-IN-FACT"), as the true and lawful attorney-in-fact and agent of such Grantor, to act in the name, place and stead of such Grantor:

         (a) To enter into a registration rights and lock-up agreement which (i) provides for the registration under the Act of the Shares which may be issued to Grantor either in connection with payment to such Grantor of its Purchase Price or in accordance with Optionee's partnership agreement, upon the presentation of Units for exchange, and (ii) provides for restrictions on the transfer of Shares and Units for a period not to exceed one year from their date of issuance.

         (b) To take for such Grantor all steps deemed necessary or advisable by Optionee in connection with the registration of the Shares under the Act, including without limitation (i) filing a registration statement and amendments thereto (the "REGISTRATION STATEMENT") under the Act which describes the benefits to be received by such Grantor in connection with the formation of the REIT and the offering of the Shares, (ii) distributing a preliminary prospectus and prospectus regarding the offering of the Shares (the "PRELIMINARY PROSPECTUS" and "PROSPECTUS") which contain such information as is deemed necessary or desirable to lawfully effect the initial public offering of such Shares, and (iii) to take such other steps as the Attorney-in Fact may deem necessary or advisable.

         (c) To make, execute, acknowledge and deliver all such other contracts, orders, receipts, notices, requests, instructions, certificates, consents, letters and other writings (including, without limitation, the execution of Closing Documents, Ancillary Agreements, the Optionee's partnership agreement and any other documents relating to the acquisition by Optionee of such Grantor's Property) and, in general, to do all things and to take all action which the Attorney-in-Fact in its sole discretion may consider necessary or proper in connection with or to carry out the transactions contemplated by this Option Agreement, the Ancillary Agreements, if any, and the Closing Documents as fully as could such Grantor if personally present and acting.

         (d) To make, acknowledge, verify and file on behalf of such Grantor applications, consents to service of process and such other undertakings or reports as may be required by law with state commissioners or officers administering state securities or Blue Sky laws and to take any other action required to facilitate the exemption for registration of the Shares or the Units and the qualification of the Shares under the securities or Blue Sky laws of the jurisdictions in which the Shares and the Units are to be offered.

         The Power of Attorney granted by each Grantor pursuant to this ARTICLE V and all authority conferred hereby is granted and conferred subject to and in consideration of the interests of the Optionee, the REIT and the other Grantors and is for the purpose of completing the transactions contemplated by this Option Agreement. The Power of Attorney of each Grantor granted hereby and all authority conferred hereby is coupled with an interest and therefore shall be irrevocable and shall not be terminated by any act of such Grantor or by operation of law, whether by the death, disability, incapacity or liquidation of such Grantor or by the occurrence of any other event or events (including without limitation the termination of any trust or estate for which such Grantor is acting as a fiduciary or fiduciaries), and if, after the execution hereof, such Grantor shall die or become disabled or incapacitated or is liquidated, or if any other such event or events shall occur before the completion of the transactions contemplated by this Option Agreement, the Attorney-in-Fact shall nevertheless be authorized and directed to complete all such transactions as if such death, disability, incapacity, liquidation or other event or events had not occurred and regardless of notice thereof. Each Grantor acknowledges that David
A. Brooks, David J. Kimichik and Optionee have, and any successor thereof acting as Attorney-in-Fact may have, an economic interest in the transactions contemplated by this Option Agreement. Each Grantor agrees that, at the request of Optionee, it will promptly execute a separate power of attorney on the same terms set forth in this ARTICLE V, such execution to be witnessed and notarized.

         SECTION 5.2 LIMITATION ON LIABILITY. It is understood that the Attorney-in-Fact assumes no responsibility or liability to any person by virtue of the Power of Attorney granted to each Grantor hereby. The Attorney-in-Fact makes no representations with respect to and shall have no responsibility for the formation of the REIT, the acquisitions of the Properties by Optionee, the Registration Statement, the Prospectus or any Preliminary Prospectus, nor for any aspect of the offering of the Shares, and it shall not be liable for any error of judgment or for any act done or omitted or for any mistake of fact or law except for its own negligence or bad faith. Each Grantor agrees to indemnify the Attorney-in-Fact for and to hold the Attorney-in-Fact harmless against any loss, claim, damage or liability incurred on its part arising out of or in connection with it acting as the Attorney-in-Fact under the Power of Attorney created by such Grantor hereby, as well as the cost and expense of investigating and defending against any such loss, claim, damage or liability, except to the extent such loss, claim, damage or liability is due to the negligence or bad faith of the Attorney-in-Fact. Each Grantor agrees that the Attorney-in-Fact may consult with counsel of its own choice (who may be counsel for Optionee or the REIT) and it shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

         SECTION 5.3 RATIFICATION; THIRD PARTY RELIANCE. Each Grantor does hereby ratify and confirm that the Attorney-in-Fact shall lawfully do or cause to be done by virtue of the exercise of the powers granted unto it by such Grantor hereunder, and such Grantor authorizes the reliance of third parties on this Power of Attorney and waives its rights, if any, as against any such third party for its reliance hereon.

                                   ARTICLE VI

                              INDEMNITY OBLIGATIONS

         SECTION 6.1 INDEMNITY. Each Grantor (each an "INDEMNITOR") hereby agrees for itself and its successors and assigns, severally and not jointly as to the other Grantors, to indemnify and hold Optionee harmless from and against any and all damage, expense, loss, cost, claim or liability (each a "CLAIM") suffered or incurred by Optionee as a result of any of the following:

         (a) any untruth or inaccuracy in any of the representations or warranties made by such Grantor in this Agreement;

         (b) any breach of any covenant or agent to be performed by such Grantor pursuant to this Agreement;

         (c) any liabilities of such Grantor not assumed by Optionee pursuant to this Agreement or the Closing Documents;

         (d) the litigation matter disclosed on SCHEDULE 3.12 with respect to the "Holtsville" Property; or

         (e) the pending federal tax audit disclosed on SCHEDULE 3.18.

         SECTION 6.2 SCOPE OF INDEMNITY. Notwithstanding anything to the contrary otherwise provided in this Agreement:

         (a) with respect to a particular Grantor, no indemnity shall be available under SECTION 6.1(a) until the indemnifiable Claims against such Grantor exceeds the total amount of $200,000, except for any Claims which relate to breaches of SECTIONS 3.1, 3.2, 3.5, 3.6, 3.13 OR 3.18 (for purposes of determining whether the $200,000 threshold amount has been met, any qualification or limitation of a representation or warranty by reference to the materiality of matters stated herein having or not having a material adverse effect or words of similar effect shall be disregarded.)

         (b) except in the case of fraud, the indemnification set forth in
SECTION 6.1 shall be limited, as to each Grantor, to an amount equal to the value (as the IPO Closing) of the Shares or Units paid as the Purchase Price;

         (c) the indemnification set forth in SECTION 6.1(a) shall only extend to (i) any Claim arising under SECTION 3.18 (a "TAX CLAIM") of which written notice has been given at any time within the applicable statute of limitations for such Tax Claim to be asserted by the IRS, (ii) any other Claim (except with respect to SECTION 3.13) of which written notice has been given within twelve months following the Final Closing (the "INDEMNIFICATION PERIOD"); and (ii) any Claim arising under SECTION 3.13 of which written notice has been given within 36 month following the Final Closing.

         (d) the indemnification set forth in SECTION 6.1(b) shall only extend to a claim of which written notice has been given within the Indemnification Period.

         For purposes of the foregoing, such written notice shall include the specific facts and circumstances giving rise to the Claim for indemnification.

         SECTION 6.3 NOTICE TO INDEMNITORS. Optionee shall give prompt written notice to the Indemnitor as to the assertion of any Claim, or the commencement of any Claim. The omission of Optionee to notify the Indemnitor of any such Claim shall not relieve the Indemnitor from any liability in respect of such Claim which it may have to Optionee on account of this Agreement, except, however, Optionee shall be relieved of liability to the extent that the failure so to notify (a) shall have caused prejudice to the defense of such claim, or
(b) shall have increased the costs or liability of the Indemnitor by reason of the inability or failure of the Indemnitor (because of the lack of prompt notice from Optionee) to be involved in any investigations or negotiations regarding any such claim, nor shall it relieve the Indemnitor from any other liability which it may have to Optionee. In case any such claim shall be asserted or commenced against Optionee and it shall notify the Indemnitor thereof, the Indemnitor shall be entitled to participate in the negotiation or administration thereof and, to the extent it may wish, to assume the defense thereof with counsel reasonably satisfactory to Optionee, and, after notice from the Indemnitor to Optionee of its election so to assume the defense thereof, which notice shall be given within 15 days of its receipt of such notice from Optionee, the Indemnitor will not be liable to Optionee hereunder for any legal or other expenses subsequently incurred by Optionee in connection with the defense thereof other than reasonable costs of investigation. The Indemnitor shall not settle any claim without the written consent of Optionee, which consent shall not be unreasonably withheld or delayed.

         SECTION 6.4 PROCEDURE FOR INDEMNIFICATION. Upon determination of the amount of a Claim that is binding on both the Indemnitor and Optionee, the Indemnitor shall, within ten (10) days of the date such amount is determined, pay the amount of such Claim by (a) wire transfer of immediately available funds to an account designated by Optionee, (b) surrender for cancellation such number of Shares or Units, as applicable with a fair market value equal to the Claim or
(c) a combination thereof.

                                   ARTICLE VII

                                  MISCELLANEOUS

         SECTION 7.1 AMENDMENT. Any amendment hereto shall be effective only against those parties hereto who have acknowledged in writing their consent to such amendment, provided that Optionee may amend this Option Agreement without notice to or the consent of any Grantor for the purpose of deleting Grantors as parties hereto and conforming EXHIBIT A in connection with such deletions. No waiver of any provisions of this Option Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.

         SECTION 7.2 ENTIRE AGREEMENT; COUNTERPARTS; APPLICABLE LAW. This Option Agreement and all Ancillary Agreements (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, (b) may be executed in several counterparts, each of which will be deemed an original and all of which shall constitute one and the same instrument and (c) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Texas without giving effect to the conflict of law provisions thereof.

         SECTION 7.3 ASSIGNABILITY. This Option Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that this Option Agreement may not be assigned (except by operation of law) by any party without the prior written consent of the other parties, and any attempted assignment without such consent shall be void and of no effect; provided, further, however, that Optionee may assign this Option Agreement, the Closing Documents and the Ancillary Agreements and any agreement contemplated hereunder or thereunder to the REIT or to an affiliate of Optionee or the REIT without the consent of the Grantors.

         SECTION 7.4 TITLES. The titles and captions of the Articles, Sections and paragraphs of this Option Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Option Agreement.

         SECTION 7.5 THIRD PARTY BENEFICIARY. No provision of this Option Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any customer, affiliate, stockholder, partner, director, officer or employee of any party hereto or any other person or entity; provided, however, that SECTION 5.3 of this Option Agreement shall be enforceable by and shall inure to the benefit of the persons described therein.

         SECTION 7.6 SEVERABILITY. If any provision of this Option Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Option Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Option Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision and to execute any amendment, consent or agreement deemed necessary or desirable by Optionee to effect such replacement.

         SECTION 7.7 EQUITABLE RIGHTS. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Option Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Option Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in the State of Texas (as to which the parties agree to submit to jurisdiction for the purposes of such action), this being in addition to any other remedy to which they are entitled at law or in equity.

         SECTION 7.8 ATTORNEYS' FEES. In connection with any litigation or a court proceeding arising out of this Option Agreement, the prevailing party shall be entitled to recover all costs incurred, including reasonable attorneys' fees and legal assistants' fees and costs whether incurred prior to trial, at trial or on appeal.

         SECTION 7.9 NOTICES; EXERCISE OF GRANTOR'S PURCHASE OPTION. Any notice or demand which must or may be given under this Option Agreement (including the exercise by Optionee of a Grantor's Purchase Option) or by law shall, except as otherwise provided, be in writing and shall be deemed to have been given (i) when physically received by personal delivery (which shall include the confirmed receipt of a telecopied facsimile transmission), or (ii) three (3) business days after being deposited in the United States certified or registered mail, return receipt requested, postage prepaid, or (iii) one (1) business day after being deposited with a nationally known commercial courier service providing next day delivery service (such as Federal Express); addressed and delivered or telecopied (a) in the case of a notice to the Optionee at the following address and telecopy number:

                           Ashford Hospitality Limited Partnership
                           c/o Ashford OP General Partner LLC
                           14180 Dallas Parkway, 9th Floor
                           Dallas, Texas 75254
                           Phone: 972.980.2700
                           Fax:   972.980.2705

and (b) in the case of a notice to a Grantor, at the address and telecopy number set forth under such Grantor's name in EXHIBIT A hereto.

         SECTION 7.10 COMPUTATION OF TIME. Any time period provided for herein which shall end on a Saturday, Sunday or legal holiday shall extend to 5:00 p.m. of the next full business day. All times are Central Standard Time.

         SECTION 7.11 SURVIVAL. It is the express intention and agreement of the parties hereto that the representations, warranties and covenants of each Grantor set forth in this Option Agreement shall survive the consummation of the transactions contemplated hereby.

         SECTION 7.12 TIME OF THE ESSENCE. Time is of the essence with respect to all obligations of each Grantor under this Option Agreement.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Option Agreement, or caused the Option Agreement to be duly executed on its behalf, as of the date first above written.

                                       OPTIONEE:

                                       ASHFORD HOSPITALITY LIMITED PARTNERSHIP

                                       By:  Ashford OP General Partner LLC,
                                            as general partner


                                            By: /s/ MONTY BENNETT
                                               --------------------------------
                                            Name: Monty Bennett
                                                 ------------------------------
                                            Title: President
                                                  -----------------------------


                                       GRANTORS:

                                       REMINGTON SUITES AUSTIN, L.P.

                                       By:  Remington Suites Austin, Inc.,
                                            as general partner


                                            By: /s/ MONTY BENNETT
                                               --------------------------------
                                            Name: Monty Bennett
                                                 ------------------------------
                                            Title: Executive Vice President
                                                  -----------------------------


                                       REMINGTON SUITES DALLAS, L.P.

                                       By:  Remington Suites Dallas, Inc.,
                                            as general partner


                                            By: /s/ MONTY BENNETT
                                               --------------------------------
                                            Name: Monty Bennett
                                                 ------------------------------
                                            Title: Executive Vice President
                                                  -----------------------------



Omnibus Option Agreement - Signature Page

                                       REMINGTON SUITES DULLES, L.P.

                                       By:  Remington Suites Dulles, Inc.,
                                            as general partner


                                            By: /s/ MONTY BENNETT
                                               --------------------------------
                                            Name: Monty Bennett
                                                 ------------------------------
                                            Title: Executive Vice President
                                                  -----------------------------


                                       REMINGTON SUITES LAS VEGAS, L.P.

                                       By:  Remington Suites Las Vegas, Inc.,
                                            as general partner


                                            By: /s/ MONTY BENNETT
                                               --------------------------------
                                            Name: Monty Bennett
                                                 ------------------------------
                                            Title: Executive Vice President
                                                  -----------------------------


                                       CHICAGO ILLINOIS HOTEL LIMITED
                                       PARTNERSHIP

                                       By:  Illinois Hotel II Corp.,
                                            as general partner


                                            By: /s/ MONTY BENNETT
                                               --------------------------------
                                            Name: Monty Bennett
                                                 ------------------------------
                                            Title: Vice President
                                                  -----------------------------


                                       REMINGTON LONG ISLAND HOTEL, L.P.

                                       By:  Remington Long Island Hotel Corp.,
                                            as general partner


                                            By: /s/ MONTY BENNETT
                                               --------------------------------
                                            Name: Monty Bennett
                                                 ------------------------------
                                            Title: President
                                                  -----------------------------



Omnibus Option Agreement - Signature Page

                         LIST OF SCHEDULES AND EXHIBITS


Exhibits

Exhibit A - List of Grantors
Exhibit B - Description of Hotels
Exhibit B-1 - Legal Descriptions

Schedules

Schedule 3.1 - Permitted Encumbrances
Schedule 3.7 - Schedule of Leases
Schedule 3.8 - Assigned Contracts
Schedule 3.9 - Liabilities; Indebtedness
Schedule 3.10 - Insurance
Schedule 3.12 - Claims or Litigation
Schedule 3.13 - Environmental Reports
Schedule 3.14 - Financial Condition of Properties
Schedule 3.18 - Taxes
Schedule 3.19 - Management and Franchise Agreements
Schedule 3.20 - Absence of Certain Changes
Schedule 3.21 - Consents